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                                                                                      EXHIBIT 11

                                     FINE HOST CORPORATION
                                 COMPUTATION OF PER SHARE LOSS
                                         (IN THOUSANDS)

                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                          ------------------------     -------------------------
                                          JUNE 26,       JUNE 28,       JUNE 26,       JUNE 28,
                                           1996           1995           1996           1995
                                          --------       --------       --------       --------
                                                (as restated)                 (as restated)
Loss applicable to Common Stock            $(1,234)       $(1,106)       $(2,235)       $(1,896)
Stock warrant accretion                       (260)            (2)        (1,300)           (74)
                                           -------        -------        -------        -------
Net loss attributable to Common
     Stockholders                          $(1,494)       $(1,108)       $(3,535)       $(1,970)
                                           =======        =======        =======        =======

Weighted average number of common shares
     outstanding                             2,378          2,048          2,213          2,048
Average convertible Preferred shares
     outstanding                                 -              -              -              -
Assumed conversion of:
     $4.93 Warrants                              -              -              -              -
     $.01 Warrants                               -              -              -              -
     $4.93 Options                               -              -              -              -
     $6.43 Options                               -              -              -              -
     $7.14 Options                               -              -              -              -
     $12.00 Options                              -              -              -              -

Average number of shares of Common Stock
     outstanding                             2,378          2,048          2,213          2,048
                                           =======        =======        =======        =======

Net loss per share                         $  (.63)       $  (.54)       $ (1.60)       $  (.96)
                                           =======        =======        =======        =======

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